Exhibit 3.99

Form LLC-5.5	Illinois Limited Liability Company Act Articles of Organization SUBMIT IN DUPLICATE Type or print clearly. This space for use by Secretary of State.	FILE #
May 2012		This space for use by Secretary of State.
Secretary of State
Department of Business Services
Limited Liability Division
501 S. Second St., Rm. 351
Springfield, IL 62756
217-524-8008
www.cyberdriveillinois.com

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, C.P.A.’s check or money order payable to Secretary of State.	Filing Fee: $500 Approved:

1.	Limited Liability Company Name:	OHI (Illinois) Holding, LLC
The LLC name must contain the words Limited Liability Company, L.L.C. or LLC and cannot contain the terms Corporation, Corp., Incorporated, Inc., Ltd., Co., Limited Partnership or L.P.

2.	Address of Principal Place of Business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable.)
200 International Circle, Suite 3500, Hunt Valley, Maryland 21030

3.	Articles of Organization effective on: (check one)
☑ the filing date
☐ a later date (not to exceed 60 days after the filing date):
Month, Day, Year

4.	Registered Agent’s Name and Registered Office Address:

Registered Agent:	Illinois Corporation Service Company
	First Name	Middle Initial	Last Name

Registered Office:	801 Adlai Stevenson Drive
(P.O. Box alone or c/o is unacceptable.)	Number	Street	Suite #

	Springfield	IL	62703
	City		ZIP Code

Note: The registered agent must reside in Illinois. If the agent is a business entity, it must be authorized to act as agent in this state.

5.	Purpose(s) for which the Limited Liability Company is organized:
The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act.
(LLCs organized to provide professional services must list the address(es) from which those services will be rendered if different from item 2. If more space is needed, use additional sheets of this size.)

6.	The duration of the company is perpetual unless otherwise stated. If the operating agreement provides for a dissolution date, enter that date here:

	Month,	Day,	Year

Printed by authority of the State of Illinois. July 2014 — 1 — LLC 4.19

LLC-5.5

7.	(Optional) Other provisions for the regulation of the internal affairs of the Company: (If more space is needed, attach additional sheets of this size.)

8.	The Limited Liability Company: (Check either a or b below.)
	a.	☐ is managed by the manager(s) (List names and addresses.)

	b.	☑ has management vested in the member(s) (List names and addresses.)
Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030

9.	Name and Address of Organizer(s):

I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated	February 24	,	2015
	Month & Day		Year

1.	/s/ Robert O. Stephenson	1.	200 International Circle	Ste. 3500
	Signature		Number	Street

	Robert O. Stephenson, Authorized Person		Hunt Valley
	Name (type or print)		City/Town

			Maryland	21030
	Name if a Corporation or other Entity, and Title of Signer		State	ZIP Code

2.		2.
	Signature		Number	Street

	Name (type or print)		City/Town

	Name if a Corporation or other Entity, and Title of Signer		State	ZIP Code

Signatures must be in black ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.